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                                                                    Exhibit 10.2

                                    AGREEMENT
                                     BETWEEN
                            HUSKER AG PROCESSING, LLC
                                       AND
                     THE NEBRASKA DEPARTMENT OF AGRICULTURE

         The Nebraska Department of Agriculture, hereinafter referred to as the "Department" is authorized by the Agricultural Opportunities and Value-Added Partnerships Act, Neb. Rev. Stat. ss.ss.2-5401 to 2-5412, hereinafter referred to as the "Act", to administer a competitive grant process to provide grants under the Act. The Department has selected Husker Ag Processing, LLC, hereinafter referred to as the "Recipient", to receive an award of $75,000 under the provisions of the Act to carry out the project entitled "20 Gallon per year dry-milling Ethanol Plant", hereinafter referred to as the "Project".

1.       The Recipient agrees to:

         a. Comply with all requirements of the Act, attached in Exhibit A and incorporated by reference and made a part of this Agreement.

         b. Comply with all requirements of the regulations adopted pursuant to the Act, attached in Exhibit B and incorporated by reference and made a part of this Agreement.

         c. Use grant funds exclusively for carrying out the activities listed in the Project as described in the application submitted to the Department on December 29, 2000 attached in Exhibit C and incorporated by reference and made a part of this Agreement which comply with the Act.

         d. Not violate any laws or regulations in the course of completing the Project.

         e. Submit a final report within 45 days of the completion of the Project but not later than 12 months following notification of the funding award. The Recipient's obligation shall survive the expiration or termination of this Agreement.

         f. Provide the Department with any special reports requested by the Department during the Project.

         g. Retain and make available to the Department all records related to the Project for a period of five years. The Recipient's obligation shall survive the expiration or termination of this Agreement.

         h. Allow the Department access to make onsite inspection of any records, facilities or other property related to the Project.

         i. Indemnify and hold harmless the Department from any and all claims and liability, including costs and legal fees, that may arise out of or on account of any activity undertaken by the Recipient including but not limited to all liability under any contract the Recipient has entered into, or intends to enter into related to the Project. The Recipient's obligation shall survive the expiration or termination of this Agreement.
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         j.     The Recipient shall procure a policy or policies of insurance from an insurance company licensed to write such insurance which policy or policies of insurance shall guarantee payment of compensation to injured workers according to the Nebraska Workers Compensation Act.

         k. Not discriminate against recipients of services on the basis of race, color, religion, national origin, sex, disability, or age.

         l. Not discriminate against any employee or applicant for employment on the basis of race, color, religion, national origin, sex, or disability.

         m. Not to engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance in carrying out the Project.

2.       The Department agrees to:

         a. Provide funding in the amount of $75,000 to the Recipient for the Project. Payment shall be made available to the Recipient 15 days after this Agreement is signed by both parties. Payment will be made to Husker Ag Processing, LLC, Federal Tax Identification Number (FTIN) #47-0836953.

3.       The parties mutually agree:

         a. The duration of the Agreement shall be from the date this Agreement is signed by both parties until the end of the program year, June 30, 2001.

         b. The funding provided in this Agreement shall be for the program year January 1, 2001 to June 30, 2001.

         c. If the Department determines the Recipient has failed to comply with the grant program, the Recipient shall repay a portion or all of the grant funds awarded. The Department may use any appropriate civil or criminal remedy available if the Recipient fails to repay the amount specified by the Department due to noncompliance with the grant program.

         d. All provisions of the Agreement are subject to the Americans with Disabilities Act.

         e. The Recipient is not an employee or agent of the Department. The Department assumes no liability or responsibilities beyond those specifically stated in this Agreement.

         f. The Recipient will comply with any applicable requirements of the technology access clause attached in Exhibit D and incorporated by reference and made a part of this Agreement.

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The Agreement shall become effective as of the date of the last signature.

HUSKER AG PROCESSING, LLC,


/s/ Gary Kuester                                               1/24/01
------------------------------------                ----------------------------
Gary Kuester, Primary Contact Person                Date


NEBRASKA DEPARTMENT
OF AGRICULTURE



------------------------------------                ----------------------------
Merlyn Carlson, Director                            Date

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